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March 13, 2000



Mr. E. Vasko
255 North Road, Unit 30
Chelmsford, MA 01824


RE: OFFER OF EMPLOYMENT
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Dear Ed:

Authoriszor Inc. is pleased to offer you the position of DIRECTOR, TECHNOLOGY. The details of your offer are as follows:

     -   Start Date:                 April 3, 2000
     -   Annual Base Salary:         $115,000
     -   Annual Incentive Bonus:      $15,000 (Objectives to be agreed)
     -   Annual Target Income:       $130,000
     -   Vested Stock Options:         20,000 (Vest over 4 years, at 25%
                                     per year. Options vest immediately if
                                     Authoriszor is acquired prior to
                                     completion of vesting period).
     -   Benefits:                   Reimbursement of COBRA Health & Dental
                                     benefits from current employer. LTD
                                     and Term Life benefits to be implemented
                                     with company benefits plan.
     -   Relocation Expenses:        Company will reimburse pro rata expenses
                                     of relocation, being reimbursed by
                                     current employer, not to exceed $31,000.
     -   Proposed Duties:            - Product Manager for U.S. market;
                                     - establish and manage U.S. presales
                                       and professional services organizations.
                                     - assist in identifying technology partners
                                       for Authoriszor Inc.;
                                     - assist R&D with defining the integration
                                       of complementary functionality for our
                                       product suite.

Ed, I trust that this employment offer meets with your stated expectations. If you have any questions, please give me a call at (508) 650-3916, or if busy at (508) 655-7534.

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Ed Vasko
March 13, 2000
Page 2


Please sign and fax a copy of this letter to me confirming your acceptance of this offer of employment.

I have advised David Wray of your planned March 18-19th travel plans for your visit to the Authoriszor Inc. R&D facilities at Bradford, West Yorkshire. I suggest that you speak directly with David directly so that he can assist you with the arrangements for your transportation from/to the airport and to recommend a local hotel for your stay in the U.K.

Ed, we are looking forward to your valued contributions to our Authoriszor Team. I am confident that you will be pleased with Authoriszor's career opportunity and the growth challenges that this position will offer to you.

With best regards,



Richard A. Langevin
President & CEO
Authoriszor Inc.


AGREED:                                ACCEPTED:


/s/ Ed Vasko                           /s/ Richard A. Langevin
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    Ed Vasko                               Richard A. Langevin


        3/15/00                                   3/15/00
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Date                                   Date